UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 26, 2007

Feldman Mall Properties, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-32365	13-4284187
(State or other jurisdiction of	(Commission File	(IRS Employer
incorporation)	Number)	Identification Number)

1010 Northern Boulevard, Suite 314
Great Neck, NY	11021
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 516-684-1239
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 Results of Operations and Financial Condition.
ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
ITEM 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EX-99.1

ITEM 2.02	Results of Operations and Financial Condition.
The information in this Current Report, including the exhibit hereto, is being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.
On October 26, 2007, Feldman Mall Properties, Inc. issued an earnings release announcing its financial results for the quarter ended June 30, 2007. A copy of the press release is attached as Exhibit 99.1.
ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 26, 2007, Larry Feldman, Chief Executive Officer of the Company and Chairman of the Board of Directors of the Company, resigned his position as the Chief Executive Officer, effective immediately.
Concurrent with Mr. Feldman’s resignation as the Chief Executive Officer, Thomas E. Wirth has been named the President of the Company and he retains his position as the Chief Financial Officer. Mr. Wirth will assume management responsibilities for the Company that focus on public company obligations, including timely financial reporting.
ITEM 9.01	Financial Statements and Exhibits.

Exhibit 99.1	Press Release regarding financial results for the quarter ended June 30, 2007.

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

FELDMAN MALL PROPERTIES, INC.
Date: October 29, 2007	By:	/s/ Thomas Wirth
Thomas Wirth
Chief Financial Officer

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EXHIBIT INDEX

Exhibit	Description
Number

99.1	Press Release regarding financial results for the quarter ended June 30, 2007.

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